UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2020

Weatherford International plc
(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 St. James Place	,	Houston	,	Texas	77056
(Address of principal executive offices)					(Zip Code)
 Registrant’s telephone number, including area code: 713.836.4000

N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                  Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of President and Chief Executive Officer

On September 10, 2020, Weatherford International plc (the “Company”) announced the appointment of Girish K. Saligram, 48, to serve as the Company’s President and Chief Executive Officer, effective October 12, 2020. Upon commencement of his employment, the Board of Directors will also elect Mr. Saligram as a director of the Company.

Before joining Weatherford, Mr. Saligram served Exterran Corporation, a global systems and process company offering solutions in the oil, gas, water and power markets, as Chief Operating Officer and previously as President, Global Services after joining the company in 2016. Prior to Exterran Corporation, Mr. Saligram spent 20 years with GE in positions of increasing responsibility as a functional and business leader in industry sectors across the globe, including his last position as General Manager, Downstream Products & Services for GE Oil & Gas. Prior to that, Mr. Saligram led the GE Oil & Gas Contractual Services business based in Florence, Italy. Before his eight years in the oil and gas sector, Mr. Saligram spent 12 years with GE Healthcare in engineering, services, operations, and other commercial roles.

In connection with his appointment as President and Chief Executive Officer of the Company, Mr. Saligram will receive the following compensation:

(1) annual base salary of $825,000;

(2) eligibility to participate in the Company’s Executive Non-Equity Incentive Compensation Plan, as amended (“EICP”), with a target award opportunity set at 125% of his annual base salary;

(3)  a long-term cash incentive award of 425% of his annual base salary (prorated for the period of employment calculated from his hire date) pursuant to the Company’s 2020 Long-Term Cash Incentive Plan (the “LTCIP”) vesting in accordance with the LTCIP vesting schedule (with the time-based portion of the award vesting in equal installments on each of December 31, 2020, 2021 and 2022) or earlier upon a “covered termination” (which is defined as a termination without “cause”, a resignation for “good reason” (as such terms are defined in Mr. Saligram’s offer letter) or termination due to death or disability);

(4) eligibility to participate in the Company’s Amended and Restated 2019 Equity Incentive Plan or other long-term incentive plans, beginning in 2021 and subsequent years; awards under such plan will provide that upon a termination without cause or resignation for good reason (a) not following a change in control, Restricted Share Units (“RSUs”) and Performance Share Units (“PSUs”) will vest on a prorated basis, with PSUs based on performance attainment at the end of the relevant measurement period, or (b) following a change in control, RSUs and PSUs will fully vest, with PSUs based on performance attainment as of the termination of employment; and

(5)  a sign-on award of $1,200,000 in total value, payable as follows:
(i) $400,000 in a cash award payable in the next payroll after commencing employment subject to repayment in full upon a termination other than due to a covered termination prior to October 12, 2021 or repayment of 50% upon a termination other than due to a covered termination prior to October 12, 2022;
(ii) $400,000 in RSUs awarded based on the closing share price on Mr. Saligram’s hire date and subject to a 3-year ratable vesting from his hire date (subject to the terms and conditions of the award agreement and the plan document for the Company’s Amended and Restated 2019 Equity Incentive Plan (the “2019 Equity Incentive Plan Documents”)) or earlier vesting upon a covered termination; and
(iii) $400,000 in PSUs awarded based on the closing share price on Mr. Saligram’s hire date (subject to the terms and conditions of the 2019 Equity Incentive Plan Documents); 1/3 will vest at a share price of $3.45; 1/3 will vest at a share price of $3.95 and 1/3 will vest at a share price of $4.45. In order for vesting to occur, the share prices must be achieved and sustained (or increased, but not decreased) for a period of 60 consecutive trading days.

Mr. Saligram will be covered under the Company’s Change in Control Policy, subject to approval by the Board of Directors, which is expected to provide that, upon a qualifying termination of employment following a change in control transaction, he would receive, subject to a release of claims, severance benefits equal to two times base salary and bonus, continued health care benefits, outplacement services and certain other benefits.

Absent a change in control transaction, Mr. Saligram will be eligible to receive severance benefits in the event of a termination without cause in the amount of 12 months of his annual base salary plus his target opportunity under the EICP. Any such severance benefits will be subject to a release of claims.

Mr. Saligram will be eligible for other benefits in accordance with the Company’s standard plans and polices. In addition, the Company and one of its primary subsidiaries will enter into customary officer indemnification agreements with Mr. Saligram upon joining the Company. Further information as to the Company’s current employee benefit plans or arrangements currently existing and in which Mr. Saligram will participate or have the right to participate, including in furtherance of the above, is described in the Company’s proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission (“SEC”) on April 27, 2020 and subsequent filings on Form 8-K.

There are no arrangements or understandings between Mr. Saligram and any other persons pursuant to which Mr. Saligram was selected to act as the President and Chief Executive Officer and director of the Company. Mr. Saligram does not have any family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Saligram’s offer letter and the forms of RSU and PSU agreements will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2020, and all descriptions herein are qualified by reference to such documents.

Transition of Mr. Blanchard to Executive Vice President and Chief Operating Officer

In connection with Mr. Saligram’s appointment as President and Chief Executive Officer of the Company, effective October 12, 2020, Mr. Karl Blanchard will be returning to his position as Executive Vice President and Chief Operating Officer of the Company.

Additional information concerning Mr. Blanchard has been previously reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, the Proxy Statement, and the Company’s Form 8-Ks filed on June 8, 2020, June 17, 2020 and August 10, 2020, in each case, filed with the SEC.

Item 7.01	Regulation FD Disclosure.

On September 10, 2020, the Company issued a press release describing certain of the matters in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated by reference herein. The information provided pursuant to this Item 7.01 is “furnished” and shall not be deemed to be “filed” with the SEC or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except as shall be expressly set forth by specific reference in any such filings. The filing of this Item 7.01 of this Current Report on Form 8-K (including the exhibit hereto or any information included herein or therein) shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release issued by Weatherford International plc regarding Mr. Saligram on September 10, 2020
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc
Date: September 10, 2020
/s/ Scott C. Weatherholt
Scott C. Weatherholt
Executive Vice President, General Counsel and Chief Compliance Officer